               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
               Series 1997-A1 and 1997-A2

             Statement To  Certificateholders

Distribution Date:  April 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                                 286,085,700.19
TOTAL PRINCIPAL:                                                  1,327,833,39
PREPAYMENTS:                                                      1,192,683.65
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                   2,769,801.83

LOAN GROUP 2 PRINCIPAL BALANCE:                                 137,730,475.73
TOTAL PRINCIPAL:                                                    290,043.06
PREPAYMENTS:                                                        255,845.90
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                   1,118,278.77


SUBSTITUTION AMOUNTS GROUP 1:                                             0.00
LOAN PURCHASE PRICES GROUP 1:                                             0.00

SUBSTITUTION AMOUNTS GROUP 2:                                             0.00
LOAN PURCHASE PRICES GROUP 2:                                             0.00

RESERVE ACCOUNT BALANCE:                                         11,729,398.91

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                           34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                         0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                                  93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                                   0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                                   0.00

                                                     TOTAL            TOTAL
                                                     ACCRUED          DUE
                                                     -------          ----------
SERVICING FEES GROUP 1:                             119,309.41       70,586.42
SERVICING FEES GROUP 2:                              57,508.51       36,645.13

GUARANTEE FEES DUE GROUP 1:                                         787,901.95
GUARANTEE FEES DUE GROUP 2:                                         307,553.86
                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders

Distribution Date:  April 15, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:              N/A

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:              N/A

-----------------------------------------------------------------------------------
DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   230,879.00     0.00                 0.00       0.00
NUMBER OF LOANS                        5        0                    0          0

PRINCIPAL BALANCE - GROUP 2   199,696.41     0.00                 0.00       0.00
NUMBER OF LOANS                        1        0                    0          0

AGGREGATE PRINCIPAL BALANCE   430,575.41     0.00                 0.00       0.00
AGGREGATE NUMBER OF LOANS              6        0                    0          0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                             0

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                                 0.00

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                             0

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                                 0.00

REO LOANS - GROUP 1:                                                 0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                         0.00

REO LOANS - GROUP 2:                                                 0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                         0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                         0.00
REO PROCEEDS:                                                     0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                        Page 11

                                   (c) COPYRIGHT 1997 Bankers Trust Company
               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders

Distribution Date:  April 15, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company